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                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


                                                                   EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-29757 of Bay View Capital Corporation on Form S-3 of our report dated January 24, 1997 (June 2, 1997 as to paragraphs 3, 4, and 5 of Note
24), appearing in the Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP

San Francisco, California
August 11, 1997